EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-84169) of Peoples Financial Services Corp. of our reports dated March 13, 2007, relating to the consolidated financial statements and the effectiveness of Peoples Financial Services Corp.’s internal control over financial reporting which appear in this Annual Report on Form 10K.

/s/ BEARD MILLER COMPANY LLP

Allentown, Pennsylvania
March 13, 2007